EXHIBIT 10.1
BALTIC TRADING LIMITED
2010 EQUITY INCENTIVE PLAN

(as amended and restated effective December 19, 2013)

ARTICLE I
General

1.1	Purpose

The Baltic Trading Limited 2010 Equity Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Baltic Trading Limited (the “Company”) depends, with incentives to: (a) enter into and remain in the service of the Company (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company.

1.2	Administration

(a)                 Administration by Board of Directors.  The Plan shall be administered by the Company’s Board of Directors (the “Administrator”).  The Administrator shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements executed pursuant to Section 2.1 in its sole discretion with all such determination being final, binding and conclusive, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(b)                Administrator Action.  Actions of the Administrator shall be taken by the vote of a majority of its members.  Any action may be taken by a written instrument signed by a majority of the Administrator members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(c)                 Delegation.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities to any person or persons selected by it, and may revoke any such allocation or delegation at any time.  Specifically, the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), who will receive awards under the Plan and the size of each such grant, to the fullest extent permitted by applicable law, provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”).

(d)                 Deemed Delegation to Committee.  To the extent permitted by law, the Board of Directors shall be deemed to have delegated its all of its responsibilities and powers under the Plan, other than the authority to amend or terminate the Plan, to the Compensation Committee of the Board of Directors or such other committee or subcommittee as the Board of Directors may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”).  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.  While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan.  For purposes of the foregoing, a “Qualified Member” is a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b‑3”) promulgated under the 1934 Act.  In any circumstance that the Board of Directors elects to act as the Administrator or to delegate its responsibilities and powers to another person or persons other than the Committee, the deemed delegation shall not apply.

1.3	Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors, and executive, managerial, administrative and professional employees of and consultants to (i) the Company, its subsidiaries and joint ventures or (ii) Genco Shipping & Trading Limited (“Genco”), its subsidiaries and joint ventures, (collectively, “key persons”) as the Administrator in its sole discretion shall select, taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Administrator shall deem relevant in connection with accomplishing the purpose of the Plan.  The Administrator may from time to time, in its sole discretion, determine that any key person shall be ineligible to receive awards under the Plan.  Key persons of Genco only are eligible to be granted awards as such at such time as Genco continues to own at least 10% of the aggregate number of outstanding shares of Common Stock and Class B Stock of the Company.

1.4	Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) unrestricted stock, (g) restricted stock units, and (h) performance shares, all as more fully set forth in Article II.  The term “award” means any of the foregoing.  No incentive stock option may be granted to a person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424 of the Code) of the Company on the date of grant.  Notwithstanding any provision of the Plan, to the extent any Award would be subject to Section 409A of the Internal Revenue Code of 1986 (the “Code”), no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code.

1.5	Shares Available for Awards

(a)                 Subject to adjustment as provided in Section 3.7(a), awards may at any time be granted under the Plan with respect to an aggregate of 2,000,000 shares of common stock of the Company (“Common Stock”).

(b)                 Shares issued pursuant to the Plan shall be authorized but unissued Common Stock.  The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

(c)                 Certain Shares to Become Available Again.  The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e); and any shares in respect of which a stock appreciation right or performance share award is settled for cash.

(d)                 Individual Limit.  Except for the limits set forth in this Section 1.5(d) and 2.2(i), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Administrator may make awards to any eligible person.  Subject to adjustment as provided in Section 3.7(a), awards may not be granted to any one employee of the Company during any one calendar year with respect to more than 800,000 shares of Common Stock.  Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.  The provisions of this Section 1.5(d) shall not apply in any circumstance with respect to which the Administrator in its sole discretion determines that compliance with Section 162(m) of the Code is not necessary.

1.6	Definitions of Certain Terms

(a)                 The term “applicable company” shall mean any of the Company, Genco, their subsidiaries or joint ventures, as indicated by the context.

(b)                The term “cause” in connection with a termination of employment for cause shall mean:

(i)                  to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the applicable company, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(ii)                 the grantee’s termination of employment by the applicable company or an affiliate on account of any one or more of the following:

(A)            any failure by the grantee substantially to perform the grantee’s duties;

(B)            any excessive unauthorized absenteeism by the grantee;

(C)            any refusal by the grantee to obey the lawful orders of the Board of Directors or any other person or Administrator to whom the grantee reports;

(D)            any act or omission by the grantee that is or may be injurious to the applicable company, monetarily or otherwise;

(E)            any act by the grantee that is inconsistent with the best interests of the applicable company;

(F)            the grantee’s material violation of any of the applicable company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(G)            the grantee’s unauthorized (a) removal from the premises of the applicable company or an affiliate of any document (in any medium or form) relating to the applicable company or an affiliate or the customers or clients of the applicable company or an affiliate or (b) disclosure to any person or entity of any of the applicable company’s, or its affiliates’ confidential or proprietary information;

(H)            the grantee’s commission of any felony, or any other crime involving moral turpitude; and

(I)            the grantee’s commission of any act involving dishonesty or fraud.

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights an applicable company may have under any other agreement with a grantee or at law or in equity.  Any determination of whether a grantee’s employment or board membership is (or is deemed to have been) terminated for cause shall be made by the Administrator in its sole discretion, which determination shall be final, binding and conclusive on all parties.  If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Administrator may deem such grantee’s employment or board membership to have been terminated for cause.  A grantee’s termination of employment or board membership for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

(c)                 The term “Code” means the Internal Revenue Code of 1986, as amended.

(d)                 The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s or advisor’s provision of services to, any applicable company and each board member’s service as a board member of any applicable company.

(e)                 The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day.  If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day.  Notwithstanding the foregoing, if deemed necessary or appropriate by the Administrator in its sole discretion, the Fair Market Value of a share of Common Stock on any day shall be determined by the Administrator.  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(f)                  The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.  Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”  Any option that is not specifically designated as an incentive stock option shall be a non-qualified stock option.

(g)                A grantee shall be deemed to have terminated employment upon (i) the date the grantee ceases to be employed by, or to provide consulting or advisory services for, an applicable company or any entity that assumes the grantee’s option; or (ii) the date the grantee ceases to be a member of the Board of Directors of an applicable company; provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant or advisor and a board member, or (y) who ceases to be engaged as an employee, consultant, advisor or board member and immediately is engaged in another of such relationships with an applicable company, the grantee shall be deemed to have terminated employment upon the later of the dates determined pursuant to clauses (i) and (ii) of this Section 1.6(g).  For purposes of clause (i) of this Section 1.6(g), a grantee who continues his or her employment, consulting or advisory relationship with:  (A) an applicable company that is a direct or indirect subsidiary of the Company or Genco subsequent to its sale by the Company or Genco, (B) an applicable company that is a joint venture of the Company or Genco or any of their respective subsidiaries subsequent to the sale by the Company or Genco or any of their respective subsidiaries of its interests in such joint venture or (C) Genco or its subsidiaries or joint ventures other than the Company or subsidiaries or joint ventures of the Company after Genco ceases to own at least 10% of the outstanding shares of Common Stock and Class B Stock of the Company, shall have a termination of employment upon the date of such sale or the date Genco ceases to own such percentage of shares unless such grantee has some other employment with an applicable company that is not terminated as described in this paragraph.  The Administrator may in its sole discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on options theretofore made under the Plan.

ARTICLE II
Awards Under The Plan

2.1	Agreements Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement (“Award Agreement”) which shall contain such provisions as the Administrator may, in its sole discretion, deem necessary or desirable.  By executing an Award Agreement pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	Grant of Stock Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights

(a)                 Stock Option Grants.  The Administrator may grant incentive stock options and non-qualified stock options (“options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, in its sole discretion, subject to the provisions of the Plan.

(b)                 Stock Appreciation Right Grants; Types of Stock Appreciation Rights.  The Administrator may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, in its sole discretion, subject to the provisions of the Plan.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan.  A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)                 Nature of Stock Appreciation Rights.  The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised.  Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Administrator shall determine in its sole discretion.  Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)                Option Exercise Price.  Each Award Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby.  The option exercise price per share shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

(e)                 Exercise Period.  Each Award Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part.  Such periods shall be determined by the Administrator in its sole discretion; provided, however, that no option or a stock appreciation right shall be exercisable more than 10 years after the date of grant.  (See Section 2.3 for additional provisions relating to the exercise of options and stock appreciation rights.)  The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee, and that it shall not be otherwise exercisable.

(f)                  Reload Options.  The Administrator may, in its sole discretion, include in any Award Agreement with respect to an option (the “original option”) a provision that an additional option (the “reload option”) shall be granted to any grantee who, pursuant to Section 2.3(e)(ii), delivers shares of Common Stock in partial or full payment of the exercise price of the original option.  The reload option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option.  In the event that a Award Agreement provides for the grant of a reload option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3 (e) (ii) in payment of such exercise price shall have been held for at least six months.

(g)                 Dividend Equivalent Rights.  The Administrator may, in its sole discretion, include in any Award Agreement with respect to an option, stock appreciation right or performance shares, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding.  In the event such a provision is included in a Award Agreement, the Administrator shall determine in its sole discretion whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate.

(h)                 Incentive Stock Option Limitation: Exercisability.  To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

(i)                   Incentive Stock Option Limitation: 10% Owners.  Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b) (6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3	Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option and stock appreciation right granted under the Plan shall be exercisable as follows:

(a)                 Timing and Extent of Exercise.  Options and stock appreciation rights shall be exercisable at such times and under such conditions as set forth in the corresponding Award Agreement, but in no event shall any such award be exercisable subsequent to the tenth anniversary of the date on which such award was granted.  Unless the applicable Award Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares or units as to which such award is then exercisable.  A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(b)                 Notice of Exercise.  An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Administrator shall in its sole discretion prescribe.

(c)                 Payment of Exercise Price.  Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased.  Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Administrator, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the sole discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Administrator may from time to time prescribe (whether directly or indirectly through the exchange agent).

(d)                 Delivery of Certificates Upon Exercise.  Subject to the provision of sections 2.3(e) and 3.2, promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised.  If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company, or its exchange agent as the case may be, to deliver the stock certificate(s) to the optionee’s stockbroker.

(e)                  Investment Purpose and Legal Requirements.  Notwithstanding the foregoing, at the time of the exercise of any option, the Company may, if it shall deem it necessary or advisable for any reason, require the optionee (i) to represent in writing to the Company that it is the optionee’s then intention to acquire the Shares with respect to which the option is to be exercised for investment and not with a view to the distribution thereof, or (ii) to postpone the date of exercise until such time as the Company has available for delivery to the optionee a prospectus meeting the requirements of all applicable securities laws; and no shares shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Company.  The Company shall have the right to condition any issuance of shares to any optionee hereunder on such optionee’s undertaking in writing to comply with such restrictions on the subsequent transfer of such shares as the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may contain a legend to reflect any such restrictions.

(f)                  No Stockholder Rights.  No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4	Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Administrator may in its sole discretion determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application.  Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Administrator shall determine in its sole discretion.  In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5	Termination of Employment; Death Subsequent to a Termination of Employment

(a)                 General Rule.  Except to the extent otherwise provided in paragraphs (b), (c), (d) or (e) of this Section 2.5 or in Section 3.8(b)(iii) or by the Administrator in the Award Agreement or otherwise, a grantee who incurs a termination of employment may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

(b)                 Dismissal for Cause; Resignation.  If a grantee’s employment is terminated for cause or a grantee resigns without the Company’s prior consent, as applicable, all options and stock appreciation rights not theretofore exercised shall terminate upon the grantee’s termination of employment.

(c)                 Retirement.  If a grantee terminates employment as the result of his retirement, then any outstanding option or stock appreciation right shall be exercisable pursuant to its terms.  For this purpose “retirement” shall mean a grantee’s termination of employment, under circumstances other than for cause, on or after: (x) his 65th birthday, (y) the date on which he has attained age 60 and completed at least five years of service with the Company, as applicable, (using any method of calculation the Administrator deems appropriate) or (z) if approved by the Administrator, on or after he has completed at least 20 years of service.

(d)                Disability.  If a grantee’s employment terminates by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable pursuant to its terms.  For this purpose “disability” shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company, and if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months.  The existence of a disability shall be determined by the Administrator in its sole discretion.

(e)                 Death.

(i)                 Termination of Employment as a Result of Grantee’s Death.  If a grantee’s employment terminates due to his death, then any outstanding option or stock appreciation right shall be exercisable pursuant to its terms.

(ii)                Restrictions on Exercise Following Death.  Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.5 hereof.

(f)                  Special Rules for Incentive Stock Options.  An option may not be treated as an incentive stock option to the extent that it remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death or disability, or for more than one year following a grantee’s termination of employment as the result of his becoming disabled.

2.6	Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable Award Agreement evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.  The Administrator may, in any applicable Award Agreement evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options) or a stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Administrator in its sole discretion.  Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.7	Grant of Restricted Stock

(a)                 Restricted Stock Grants.  The Administrator may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan.  Restricted stock awards may be made independently of or in connection with any other award under the Plan.  A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an Award Agreement in such form as the Administrator shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Administrator and in accordance with the Marshall Islands Business Corporations Act.

(b)                 Issuance of Stock Certificate(s).  Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form.  Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.7; (ii) in the Administrator’s sole discretion, a requirement that any dividends paid on such shares shall be held in escrow until all such shares have vested; and (iii) any other restrictions and conditions contained in the applicable Award Agreement.

(c)                 Custody of Stock Certificate(s).  Unless the Administrator shall otherwise determine in its sole discretion, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.  The Administrator may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

(d)                Vesting/Nontransferability.  Until they vest, shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Award Agreement.  The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the restricted shares shall vest.

(e)                 Consequence of Termination of Employment.  Unless the Administrator, in its sole discretion, determines otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment.  All dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise, unless the Administrator determines otherwise in its sole discretion.

2.8	Grant of Restricted Stock Units

(a)                 Restricted Stock Unit Grants. The Administrator may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of an award agreement in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Administrator, the value of a share, on the date that such restricted stock unit vests.

(b)                Vesting/Nontransferability.  The Administrator shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.  Prior to vesting, restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Award Agreement.

(c)                 Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested as of the date of such termination of employment.

(d)                Stockholder Rights.  The grantee of a restricted stock unit will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

2.9	Grant of Unrestricted Stock

The Administrator may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine in its sole discretion.  Shares may be thus granted or sold in respect of past services or other valid consideration.

2.10	Grant of Performance Shares

(a)                 Performance Share Grants.  The Administrator may grant performance share awards to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall in its sole discretion determine, subject to the provisions of the Plan.  Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Administrator shall determine in its sole discretion, if specified performance goals are met.  Performance shares may be awarded independently of, or in connection with, any other award under the Plan.  A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by accepting delivery of an Award Agreement at such time and in such form as the Administrator shall determine in its sole discretion.

(b)                 Stockholder Rights.  The grantee of a performance share award will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

(c)                Consequence of Termination of Employment.  Except as may otherwise be provided by the Administrator, the rights of a grantee of a performance share award shall automatically terminate upon the grantee’s termination of employment by the Company or its subsidiaries for any reason (including death).

(d)                 Exercise Procedures; Automatic Exercise.  At the sole discretion of the Administrator, the applicable Award Agreement may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

(e)                 Tandem Grants; Effect on Exercise.  Except as otherwise specified by the Administrator, (i) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (ii) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Award Agreement, and (iii) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the latter in the manner specified in the applicable Award Agreement.

(f)                  Nontransferability.  Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Award Agreement.  The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the performance shares shall lapse.

ARTICLE III
Miscellaneous

3.1	Amendment of the Plan; Modification of Awards

(a)                 Amendment of the Plan.  The Board of Directors may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).  For purposes of this Section 3.1, any action of the Board of Directors or the Administrator that in any way alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

(b)                 Stockholder Approval Requirement.  Stockholder approval shall be required with respect to any amendment to the Plan that (i) increases the aggregate number of shares that may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options; or (ii) materially increases the benefits under the Plan to persons whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act or increases the benefits under the Plan or materially increases the number of shares which may be issued to such persons, or materially modifies the eligibility requirements affecting such persons.

(c)                 Modification of Awards.  The Administrator may cancel any award under the Plan.  The Administrator also may amend any outstanding Award Agreement, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment.  However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2	Consent Requirement

(a)                 No Plan Action Without Required Consent.  If the Administrator shall at any time determine in its sole discretion that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Administrator.

(b)                 Consent Defined.  The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3	Nonassignability

Except as provided in Sections 2.5(e), 2.6, 2.7(d) and 2.9(f): (a) no award or right granted to any person under the Plan or under any Award Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Award Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4	Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the value of unvested restricted stock), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6	Withholding Taxes

(a)                With Respect to Cash Payments.  Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)                With Respect to Delivery of Common Stock.  Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.  With the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7	Adjustment Upon Changes in Common Stock

(a)                Corporate Events.  In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Administrator shall make the following adjustments:

(i)                 Shares Available for Grants.  The maximum number of shares of Common Stock with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(e), shall be appropriately adjusted by the Administrator.  In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Administrator may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(e), with respect to the number and class of shares of Common Stock, in each case as the Administrator may deem appropriate.

(ii)                Restricted Stock.  Unless the Administrator in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event, the issue date with respect to which occurs prior to such event, but which has not vested as of the date of such event, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated pursuant to Section 2.7(c) hereof.

(iii)              Restricted Stock Units and Performance Shares The Administrator shall adjust outstanding grants of shares of restricted stock units or performance shares to reflect any corporate event as the Administrator may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)              Options, Stock Appreciation Rights and Dividend Equivalent Rights.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Administrator shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

(b)                Outstanding Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares and Dividend Equivalent Rights – Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right, restricted stock unit, performance share and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock unit, performance share or dividend equivalent right would have received in such merger or consolidation.

(c)                Outstanding Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares and Dividend Equivalent Rights -- Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Administrator shall, in its sole discretion, have the power to:

(i)            cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right, restricted stock unit and performance share (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (B) to whom such restricted stock unit and performance share was granted, for each share of Common Stock subject to such award, the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(ii)            provide for the exchange of each option, stock appreciation right, restricted stock unit and performance share (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on, stock appreciation right, restricted stock unit, performance share and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Administrator in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock unit, performance share or dividend equivalent right or, if the Administrator so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right, restricted stock unit or performance share was granted in partial consideration for the exchange of the option, stock appreciation right, restricted stock unit or performance share.

(d)                Outstanding Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares and Dividend Equivalent Rights -- Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(a), (b) or (c) hereof, the Administrator may, in its sole discretion, make such adjustments in the number and class of shares subject to options, stock appreciation rights, restricted stock units, performance shares and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Administrator may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Administrator, in its sole discretion, determines it is appropriate, the Administrator may elect to cancel each option, stock appreciation right, restricted stock unit and performance share (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right (B) for each share of Common Stock subject to such restricted stock unit or performance share equal to the Fair Market Value of Common Stock on the date of such cancellation.

(e)                 No Other Rights.  Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.8	Change in Control

(a)                Change in Control Defined.  For purposes of this Section 3.8, “Change in Control” shall mean the occurrence of any of the following:

(i)                 any person or “group” (within the meaning of Section 13(d)(3) of the 1934 Act) (as to (A) below other than Genco or its subsidiaries other than the Company and its subsidiaries or Peter C. Georgiopoulos) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of (A) thirty percent (30%) or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company within a 12-month period or fifty percent (50%) or more of the aggregate voting power or of the shares of the capital stock ordinarily entitled to elect directors of the Company or (B) eighty percent (80%) or more of the shares of the capital stock ordinarily entitled to elect directors of the Company;

(ii)                the sale of (A) all or substantially all of the Company’s assets or (B) 80% or more of the Company’s assets,  in either case on a consolidated basis and in one or more related transactions within a 12-month period to a person other than such a sale to (x) a subsidiary of the Company which does not involve a change in the equity holdings of the Company or as to (A) only (y) an entity which Genco or its subsidiaries other than the Company and its subsidiaries or Peter C. Georgiopoulos directly or indirectly controls; or

(iii)               any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity.

Notwithstanding the foregoing, for each award subject to Section 409A of the Code, a Change in Control shall be deemed to occur under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(b)                 Effect of a Change in Control.  Unless the Administrator provides otherwise in an Award Agreement, upon the occurrence of a Change in Control:

(i)                 notwithstanding any other provision of this Plan, any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

(ii)                to the extent permitted by law, the Administrator may, in its sole discretion, amend any Award Agreement in such manner as it deems appropriate;

(iii)              a grantee whose employment terminates for any reason, other than for cause, concurrent with or within one year following the Change in Control, may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on his termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee’s termination of employment.

(c)                Miscellaneous.  Whenever deemed appropriate by the Administrator, any action referred to in paragraph (b)(ii) of this Section 3.8 may be made conditional upon the consummation of the applicable Change in Control transaction.

3.9	Right of Discharge Reserved

Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue his employment with the Company or affect any right that the Company may have to terminate such employment.

3.10	Non-Uniform Determinations

The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive awards under the Plan, and (b) the terms and provisions of awards under the Plan.

3.11	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12	Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.13	Effective Date and Term of Plan

(a)                Adoption; Stockholder Approval.  The Plan was adopted by the Board of Directors and although the Company intends to obtain approval of the Plan by the Company’s stockholders within the time period required to allow grants of options hereunder to qualify as incentive stock options, awards under the Plan prior to such stockholder approval may, but need not, be made subject to such approval.

(b)                Termination of Plan.  Unless sooner terminated by the Board of Directors or pursuant to Paragraph (a) above, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board of Directors, and no incentive stock option awards shall thereafter be made under the Plan.  All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14	Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.

3.15	Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

3.16	Compliance with Section 409A of the Code

Notwithstanding anything to the contrary contained in the Plan or in any Agreement, to the extent that the Administrator determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.